Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-98073 on Form S-8 of Community Valley Bancorp of our report, dated March 12, 2008 relating to our audits of the consolidated financial statements and internal control over financial reporting, appearing in this Annual Report on Form 10-K of Community Valley Bancorp for the year ended December 31, 2007.

/s/ Perry-Smith LLP

Sacramento, California
March 12, 2008